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                                                             EXHIBIT NO. 99.1(c)

                                     FORM OF

                           MFS MUNICIPAL SERIES TRUST


                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                          ESTABLISHMENT AND DESIGNATION
                                   OF CLASSES


         Pursuant to Section 6.10 of the Amended and Restated Declaration of Trust dated February 3, 1995, as amended (the "Declaration"), of MFS Municipal Series Trust, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby divide the shares of MFS New York Municipal Bond Fund, a series of the Trust, to create an additional class of shares, within the meaning of Section 6.10, as follows:

         1. The additional class of shares is designated "Class C Shares";

         2. Class C Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

         3. The purchase price of Class C Shares, the method of determination of the net asset value of Class C Shares, the price, terms and manner of redemption of Class C Shares, and the relative dividend rights of holders of Class C Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended;

         4. Class C Shares shall vote together as a single class except that Shares of a class may vote separately on matters affecting only that class and Shares of a class not affected by a matter will not vote on that matter; and

         5. A class of Shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.